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                                                                      Exhibit 11

                               ROCK-TENN COMPANY
                       COMPUTATION OF PER SHARE EARNINGS
                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                Three Months Ended    Nine months Ended
                                                June 30,   June 30,   June 30,   June 30,
                                                   1996       1995       1996       1995
- ----------------------------------------------------------------------------------------
PRIMARY EARNINGS PER SHARE

Net income                                      $13,525    $10,867    $37,577    $31,646
                                                =======    =======    =======    =======

Average common shares outstanding                30,234     30,332     30,186     30,305

Average common shares outstanding including
 common equivalent shares                        31,019     31,043     30,915     31,119

Primary earnings per common share               $  0.45    $  0.36    $  1.24    $  1.04

Primary earnings per common and common
 equivalent share                               $  0.44    $  0.35    $  1.22    $  1.02
                                                =======    =======    =======    =======



FULLY DILUTED EARNINGS PER SHARE

Net income                                      $13,525    $10,867    $37,577    $31,646
                                                =======    =======    =======    =======

Average common shares outstanding                30,234     30,332     30,186     30,305

Average common shares outstanding including
   common equivalent shares                      31,054     31,076     31,015     31,144

Fully diluted earnings per common share         $  0.45    $  0.36    $  1.24    $  1.04

Fully diluted earnings per common and common
   equivalent share                             $  0.44    $  0.35    $  1.21    $  1.02
                                                =======    =======    =======    =======



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